Exhibit 32

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Turbine Truck Engines, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three and six month periods ended June 30, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2008

By:	/s/ Michael Rouse
Chief Executive Officer & Chairman of the Board (Principal Executive Officer and Principal Financial Officer)

Dated: August 14, 2008

By:	/s/ Rebecca A. McDonald
Principal Accounting Officer